Exhibit 3.195

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ARROW DISPOSAL SERVICE, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-NINTH DAY OF MAY, A.D. 2007, AT 5:12 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ARROW DISPOSAL SERVICE, LLC”.

State of Delaware

Secretary of State

Division of Corporations

Delivered 07:32PM 05/29/2007

FILED 05:12PM 05/29/2007

SRV 070635589 - 4360615 FILE

CERTIFICATE OF FORMATION

OF

ARROW DISPOSAL SERVICE, LLC

ARTICLE I – NAME

The name of this Limited Liability Company is Arrow Disposal Service, LLC (the “Company”).

ARTICLE II – INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III – OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized person of the Company has executed this Certificate of Formation this 29th day of May, 2007

ARROW DISPOSAL SERVICE, LLC

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